UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GABELLI ETFs TRUST

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	See Below
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Corporate Center

Rye, New York 10580-1422

(Address of Principal Executive Offices)

Copies to:

Peter Goldstein	Michael R. Rosella, Esq. Vadim Avdeychik
Gabelli ETFs Trust	Paul Hastings LLP
One Corporate Center	200 Park Avenue
Rye, New York 10580-1422	New York, New York 10166

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered	IRS Employer Identification Number
Gabelli Love Our Planet & People ETF	The New York Stock Exchange	85-3249179

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-238109

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities of Gabelli Love Our Planet & People ETF, a series of Gabelli ETFs Trust (the “Trust”) to be registered hereunder is set forth in the Pre-Effective Amendment No. 3 to the Trust’s Registration Statement on Form N-1A (File Nos. 811-23568 and 333-238109), as filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2021, which descriptions are incorporated herein by reference. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

The securities being registered hereby are to be registered on an exchange on which no other securities of the registrant are registered. The necessary exhibits will be supplied to the New York Stock Exchange and are not filed with or incorporated by reference to this Registration Statement.

[The remainder of this page was left blank intentionally. The signature is on the following page.]

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 19, 2021

GABELLI ETFs TRUST

By:	/s/ John C. Ball
Name:	John C. Ball
Title:	President